EXHIBIT 10.3

WINMARK CORPORATION

STOCK OPTION PLAN

FOR NONEMPLOYEE DIRECTORS

(As Amended and Restated Through February 26, 2009)

1.            Purpose.  This Stock Option Plan (“Plan”) for Winmark Corporation, a Minnesota corporation (“Company”), is intended (a) to advance the interests of the Company by providing nonemployee members of the Board of Directors with additional incentive to promote the success of the Company’s business; (b) to increase the proprietary interest of the nonemployee directors in the success of the Company; and (c) to attract, reward, and retain highly qualified individuals as nonemployee directors of the Company.

2.            Definitions.  In addition to definitions that may be contained elsewhere herein, for purposes of this Plan and option agreements entered into pursuant hereto, the following terms are defined as follows:

(a)           “Affiliate” shall mean a Parent or Subsidiary of the Company.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)           “Committee” means the Committee referred to in Section 3 of the Plan.

(e)           “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan or as defined in Section 22(e)(3) of the Code.

(f)            “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g)           “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion, pursuant to the Company’s By-Laws.

(h)           “Option” or “Stock Option” means a nonqualified stock option granted pursuant to Section 5 below.

(i)            “Option Agreement” means any written agreement, contract, or other instrument or document evidencing any Option granted hereunder and signed by both the Company and the Participant.

(j)            “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(k)           “Participant” means any person entitled to participate in this Plan as set forth in Section 4 hereof.

(l)            The “Plan” means the Winmark Corporation Stock Option Plan for Nonemployee Directors, as amended hereafter from time to time, including the form of Option Agreement as modified by the Committee from time to time.

(m)          “Stock” means the Common Stock, no par value per share, of the Company.

(n)           A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

(o)           “Subsidiary Board” shall mean the board of directors of any Subsidiary of the Company.

3.            Administration.  The Plan will be administered by the Company’s Compensation Committee or similar body of independent directors (“Committee”).   Stock Options under the Plan will be granted pursuant to Section 5.  The Committee will have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan.  Such determinations will be final and binding upon all persons having an interest in the Plan.

4.            Eligibility.  Options will be granted only to persons who at the time of the grant are members of the Board and who are not otherwise employees of the Company or any Affiliate of the Company (“Nonemployee Director” or “Nonemployee Directors”).

5.            Options.

(a)           Initial and Annual Grants.

(i)            Pursuant to this Plan, each person elected to serve as a Nonemployee Director of the Board will be granted an Option to purchase Twenty-Five Thousand (25,000) shares of Stock (the “Initial Option”).  Except as otherwise provided herein, each such Initial Option:  (i) will be granted to the Participant by the Board at the meeting coinciding with or immediately following the Participant’s election; (ii) will be subject to all terms of this Plan; and (iii) will vest and become exercisable in four equal annual increments, beginning on the first anniversary of the date of the grant of the Initial Option; provided, in each instance, that the Participant has continuously served as a Nonemployee Director until such date, and if not, such Initial Option or any nonvested portion thereof will be forfeited in its entirety.  Each such vested Initial Option will remain exercisable for a term ending on the earlier of the date that is nine years from the date of vesting of the first increment or that is thirty days following the last day on which the Participant served as a Nonemployee Director.

(ii)           Each Participant may be entitled to additional grants of options to purchase shares of Stock during each year, in an amount and number of awards determined by the Committee (each an “Additional Option”).  Except as otherwise provided herein, each Additional Option: (i) will be granted to the Participant by the Committee at a meeting or pursuant to a written action regarding director and employee compensation, or at such other time as the Committee deems advisable; (ii) will be subject to all terms of this Plan; and (iii) will vest and become exercisable in four equal annual increments, beginning on the first anniversary of the date of the grant of the Additional Option; provided, in each instance, that the Participant has continuously served as a Nonemployee Director until such date, and if not, such Additional Option or any nonvested portion thereof will be forfeited in its entirety.  Each such vested Additional Option will remain exercisable for a term ending on the earlier of the date that is nine years from the date of vesting of the first increment or that is thirty days following the last day on which the Participant served as a Nonemployee Director.

(b)          Exercise Price.  The exercise price per share of Stock purchasable under an Option granted pursuant to Section 5(a) will be the Fair Market Value on the day the Option is granted to the Participant.

(c)           Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the term of the Option, as described in Section 5(a).  Payment of the exercise price will be made by (i) cash or certified bank check, (ii) delivery of shares of Stock already owned by the Participant, or (iii) any combination of the foregoing.  For purposes of this paragraph, shares of Stock that are delivered in payment of the exercise price will be valued at their Fair Market Value as of the date of the exercise of the Option.

(d)          Withholding.  The Company’s obligation to deliver shares upon the exercise of Options will be subject to applicable federal, state, and local tax withholding requirements.  Unless otherwise determined by the Committee, the Participant may satisfy such obligation, in whole or in part, by electing to have the Company or its Affiliate withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Option, or by electing to deliver to the Company already-owned shares of Stock, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or its Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld or to deliver already-owned shares of Common Stock for this purpose shall be made on or before the date the Stock Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(e)           Restrictions on Transfer of Option.  Each Option granted under this Plan will be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder.  Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred will be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege will be subject to execution, attachment, or similar process.  An Option may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative.

6.            Shares of Stock Subject to the Plan.

(a)           General.  There will be reserved and available for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of Three Hundred Thousand (300,000) shares of the Stock.  Such shares may consist, in whole or in part, of authorized but unissued shares of Stock or issued shares that have been reacquired by the Company.  If any shares subject to an Option are not issued because the Option is not exercised, such shares will again be available for distribution in connection with future options.

(b)          Adjustments for Recapitalizations.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment will be made in the number and option price of shares purchasable pursuant to Section 5(a), in the aggregate number of shares reserved for issuance under the Plan under this Section 6, and in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Board to prevent dilution or enlargement of Option rights granted hereunder, provided that the number of shares subject to any Option will always be a whole number.

7.            Death or Disability of Participant.

(a)           Termination by Death.  If a Participant’s service on the Board or any Subsidiary Board terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised by the legal representative of the Participant’s estate or by any person who acquired the Option by will or the laws of descent and distribution for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

(b)          Termination by Reason of Disability.  If a Participant’s service on the Board or any Subsidiary Board terminates by reason of Disability, the Participant may exercise such portion of the Option as was exercisable at the date of termination until the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies prior to the expiration of the Option, any unexercised Stock Option held by such Participant will thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

8.            Restrictions on Transfer of Stock.  Unless a registration statement under the Securities Act of 1933 and applicable state securities laws is in effect with respect to Stock to be purchased upon exercise of options to be granted under the Plan, the Company may require that the Participant represent to and agree with the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell, or otherwise dispose of such shares of Stock.  Further, in the absence of such registration, no shares of Stock acquired pursuant to exercise at an Option may be transferred unless, in the opinion of counsel to the Company, such transfer is in compliance with applicable securities laws, and each certificate representing any shares of Stock issued to a Participant hereunder will have endorsed thereon an appropriate legend referring to the restrictions against transfer.  As a further condition to the issuance of Stock to Participant, Participant agrees to the following:

(a)           Lock-Up Period Limitation.  In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their rights to the Stock underlying Options, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)          Blue-Sky Limitation.  In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised Options so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)           Accounting Compliance.  In the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an Award pursuant to the Plan to assure compliance with this Section 8.

9.            Amendment of the Plan.  The Board may suspend or terminate the Plan or any portion thereof at any time.  Further, either the Board or the Committee may amend the Plan from time to time as may be deemed to be in the best interests of the Company and its Affiliates; provided, however, that no such amendment, alteration, or discontinuation will be made (a) that would impair the rights of a Nonemployee Director with respect to Options theretofore awarded, without such person’s consent, or (b) without the approval of the shareholders if such approval is necessary to comply with any legal, tax, or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

10.          Applicability of Plan to Outstanding Stock Options.  This Plan will not affect the terms and conditions of any Stock Options currently outstanding to any Nonemployee Director of the Company, nor will it affect any of the rights of any Nonemployee Director to whom such a Stock Option was granted.

11.          Effective Date of Plan.  This Plan was originally effective September 24, 1993.  The restated Plan will become effective upon the date of its adoption by the Board, subject to approval of the shareholders of the Company at the next shareholders’ meeting.

12.          Change in Control Provisions.

(a)           Impact of Event.  All options granted hereunder will become fully exercisable and vested in the event of a “Change in Control” as defined in Section 12(b) or a “Potential Change in Control” as defined in Section 12(c).

(b)          Definition of “Change in Control.”  For purposes of Section 12(a), a “Change In Control” means the happening of any of the following:

(i)            When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)           When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period will be deemed to have satisfied such 24-month requirement (and be deemed an Incumbent Director) if such director was elected by, or on the recommendation or, or with the approval of, at least 60% of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 12(b)(ii); or

(iii)          The approval by the shareholders of an acquisition of the Company by an entity other than the Company or a subsidiary or parent through purchase of assets, or by merger, or otherwise.

(c)           Definition of “Potential Change in Control.”  For purposes of Section 12(a), a “Potential Change in Control” means the approval by the Board of an agreement by the Company the consummation of which would result in a Change in Control of the Company as defined in Section 12(b).

13.          Nonexclusivity of the Plan.  The adoption of this Plan will not be construed as limiting the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan.  Such arrangements may be either generally applicable or applicable only in specific cases.

14.          Miscellaneous.

(a)           Governing Law.  This Plan will be governed by and construed in accordance with the laws of the State of Minnesota, and all terms will be interpreted and construed so that there will not be committed any violation of applicable state or federal securities laws.

(b)          No Additional Rights of Service.  Participation in or eligibility for participation in the Plan does not grant any person any right of service as a Director, and the Company retains the right to terminate service of any Director pursuant to Company’s Articles, Bylaws, and applicable law.

APPROVED and adopted by the Board of Directors of Winmark Corporation as of February 26, 2009.